File No. 333-269316
File No. 333-269317
File No. 333-279996

As filed with the Securities and Exchange Commission on October 1, 2026

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

First Seacoast Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	92-0334805
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

633 Central Avenue, Dover, New Hampshire	03820
(Address of Principal Executive Offices)	(Zip Code)

First Seacoast Bancorp, Inc. 2021 Equity Incentive Plan First Seacoast Bank 401(k) Plan First Seacoast Bancorp, Inc. 2024 Equity Incentive Plan
(Full Title of the Plan)

Stephen J. Coukos, Esq.
Executive Vice President and General Counsel
Cambridge Financial Group, Inc.
81 Wyman Street
Waltham, Massachusetts 02451
(617) 441-4123
(Name, Address and Telephone Number,
Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing in accordance with Rule 464 promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to each of the following Registration Statements on Form S-8 (each, a “Registration Statement” and collectively, the “Registration Statements”) filed with the Securities and Exchange Commission (the “SEC”) by First Seacoast Bancorp, Inc. (the “Registrant”):

  Registration Statement (File No. 333-269316) filed with the SEC on January 20, 2023, with respect to the registration of 316,411 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), reserved for issuance under the First Seacoast Bancorp, Inc. 2021 Equity Incentive Plan.

  Registration Statement (File No. 333-269317) filed with the SEC on January 20, 2023, with respect to the registration of 517,381 shares of Common Stock reserved for issuance under the First Seacoast Bank 401(k) Plan and an indeterminate amount of participation interests, all for offer and sale under the First Seacoast Bank 401(k) Plan.

  Registration Statement (File No. 333-279996) filed with the SEC on June 6, 2024, with respect to the registration of 392,700 shares of Common Stock reserved for issuance under the First Seacoast Bancorp, Inc. 2024 Equity Incentive Plan.

In connection with the consummation of the merger of the Registrant with and into Cambridge Financial Group, Inc., through a series of integrated transactions, with Cambridge Financial Group, Inc. as the surviving corporation, effective October 1, 2026, the Registrant intends to terminate and suspend all reporting obligations with the SEC under the Securities Exchange Act of 1934, as amended. Accordingly, pursuant to the undertaking contained in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering, the Registrant hereby amends the Registration Statements by deregistering all shares of the Registrant’s common stock, and all options therefor, that remain unissued and unsold under the Registration Statements, if any, as of the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dover, New Hampshire, on October 1, 2026.

FIRST SEACOAST BANCORP, INC.
By:	/s/ James R. Brannen
James R. Brannen
Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.
Signatures	Title	Date

/s/ James R. Brannen	Chief Executive Officer and Director	October 1, 2026
James R. Brannen	(Principal Executive Officer)

/s/ Richard M. Donovan *	Chief Financial Officer and Treasurer	October 1, 2026
Richard M. Donovan	(Principal Financial and Accounting Officer)

/s/ Janet Sylvester *	Director	October 1, 2026
Janet Sylvester

/s/ James Jalbert *	Director	October 1, 2026
James Jalbert

/s/ Michael J. Bolduc *	Director	October 1, 2026
Michael J. Bolduc

/s/ Mark P. Boulanger *	Director	October 1, 2026
Mark P. Boulanger

/s/ Thomas J. Jean *	Director	October 1, 2026
Thomas J. Jean

/s/ Erica A. Johnson *	Director	October 1, 2026
Erica A. Johnson

/s/ Paula J. Williamson-Reid *	Director	October 1, 2026
Paula J. Williamson-Reid
_____________________
*
Pursuant to Powers of Attorney dated June 6, 2024 and January 20, 2023.